Exhibit 10.13

FORM OF RESTRICTED UNIT AGREEMENT
PURSUANT TO THE
ARES MANAGEMENT, L.P. 2014 EQUITY INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is entered into as of [grant date] (the “Grant Date”), by and between Ares Management, L.P., a Delaware limited partnership (the “Partnership”), and [Participant Name] (the “Participant”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Management, L.P. 2014 Equity Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Partnership has adopted the Plan, a copy of which has been delivered to the Participant, which is administered by the Committee; and

WHEREAS, pursuant to Article VII of the Plan, the Committee may grant Other Unit-Based Awards to Service Providers under the Plan, including restricted units that represent the right to receive Common Units; and

WHEREAS, the Participant is a Service Provider under the Plan.

NOW, THEREFORE, the parties agree as follows:

1.                                      Grant of Restricted Units.

Subject to the restrictions and other conditions set forth herein, the Committee hereby grants to the Participant the right to receive [number] Common Units (the “Restricted Units”) as of the Grant Date.  Each Restricted Unit is an Other Unit-Based Award under the Plan that represents an unfunded, unsecured right of the Participant to receive a Common Unit on the Vesting Dates specified in Section 2 herein.

2.                                      Vesting and Payment.

(a)                                 The Restricted Units shall vest in three equal installments on the third, fourth and fifth anniversary of the Grant Date (the “Vesting Dates”); provided that the Participant has not had a Termination prior to such Vesting Date.  There shall be no proportionate or partial vesting in the periods prior to each Vesting Date.  Except as expressly provided in Section 2(b), all unvested Restricted Units will be forfeited without compensation on the Participant’s Termination for any reason.

(b)                                 If the Participant incurs a Termination by the Partnership without Cause or on account of Participant’s death or Disability, (i) after the first anniversary of the Grant Date and prior to the second anniversary of the Grant Date, 11% of the Restricted Units shall vest on such Termination, which shall be a Vesting Date, or (ii) on or after the second anniversary of the Grant Date and prior to the third anniversary of the Grant Date, 22% of the Restricted Units shall vest on such Termination, which shall be a Vesting Date.

(c)                                  The Partnership shall, on or within 30 days following a Vesting Date, deliver (or cause to be delivered) to the Participant one Common Unit with respect to each vested Restricted Unit, as settlement of such Restricted Unit and each such Restricted Unit shall thereafter be cancelled.

3.                                      Distribution Equivalents.

The Participant will have the right to receive an amount in cash equal to (i) the amount of any distribution paid with respect to a Common Unit multiplied by (ii) the number of Restricted Units held by the Participant, at the time such distributions are paid to holders of Common Units.

4.                                      Restricted Unit Transfer Restrictions.

Unless otherwise determined by the Committee, Restricted Units may not be Transferred by the Participant other than by will or by the laws of descent and distribution, and any other purported Transfer shall be void and unenforceable against the Partnership and its Affiliates.

5.                                      Post-Settlement Restrictions.

(a)                                 Post-Settlement Transfer Restrictions.  Until the fifth anniversary of the Grant Date, without the prior written consent of the Committee (which may be withheld or conditioned in its sole discretion), other than as provided in Section 12, the Participant may not Transfer any Common Units delivered upon settlement of Restricted Units (the “Transfer Restricted Common Units”). The Committee may require Transfer Restricted Common Units to be held in an account subject to terms and conditions to be determined by the Committee.

(b)                                 Waiver; Additional Conditions.  The Committee may, from time to time, waive the provisions of this Section 5, subject to the imposition of any conditions or further requirements, as determined by the Committee in its sole discretion. Without limiting the foregoing, (i) the Committee may impose equivalent transfer restrictions on the Participant’s other equity, if any, held directly or indirectly in the Ares Operating Group Entities, Ares Owners Holdings L.P., the Partnership or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent that the provisions of this Section 5 are waived, and (ii) the Participant hereby consents in advance to the imposition of such equivalent transfer restrictions for purposes of the governing documents of Participant’s other equity, if any, held directly or indirectly in the Ares Operating Group Entities, the Partnership or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent the Committee waives the application of this Section 5 to the Transfer Restricted Common Units.

6.                                      Change in Control.

The Restricted Units shall not accelerate and vest upon a Change in Control unless otherwise determined by the Committee.  The provisions in the Plan regarding Change in Control shall apply to the Restricted Units.

7.                                      Rights as a Unitholder.

The Participant shall have no rights as a unitholder with respect to Common Units covered by Restricted Units.

8.                                      Provisions of Plan Control.

This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

9.                                      Notices.

All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                                 unless otherwise specified by the Partnership in a notice delivered by the Partnership in accordance with this section, any notice required to be delivered to the Partnership shall be properly delivered if delivered to:

Ares Management, L.P.
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: General Counsel

(b)                                 If to the Participant, to the address on file with the Partnership.

Any notice, demand or request, if made in accordance with this section shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail, or foreign equivalent; or (iii) on the first business day following the date of deposit if delivered by a nationally or internationally recognized overnight delivery service.

10.                               No Right to Employment or Services.

This Agreement is not an agreement of employment or services.  None of this Agreement, the Plan or the grant of Restricted Units shall (a) obligate the Partnership to employ or otherwise retain, or to continue to employ or otherwise retain, the Participant for any specific time period or (b) modify or limit in any respect the Partnership’s or its Affiliates’ right to terminate or modify the Participant’s employment, services or compensation.

11.                               Transfer of Personal Data.

The Participant authorizes, agrees and unambiguously consents to the transmission by the Partnership of any personal data information related to the Restricted Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

12.                               Withholding.

[The Participant hereby authorizes the Partnership, or an Affiliate thereof to which the Participant provides services, to satisfy applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or the Plan by withholding from the proceeds of the sale of Common Units acquired upon settlement of the Restricted Units either through a voluntary sale authorized by the Partnership or through a mandatory sale arranged by the Partnership or any of its Affiliates on the Participant’s behalf pursuant to this authorization, to cover the amount of such Tax Related Items.  The Participant further authorizes the Partnership or the applicable Affiliate to take such action as may be necessary in the opinion of the Partnership or the applicable Affiliate to withhold from any compensation or other amount owing to the Participant to satisfy all obligations for the payment of such Tax-Related Items. Without limiting the foregoing, the Committee may, from time to time, permit the Participant to make arrangements prior to any Vesting Date described herein to pay the applicable Tax-Related Items in a manner prescribed by the Committee prior to the applicable Vesting Date, including by cash, check, bank draft or money order.  The Participant acknowledges that, regardless of any action taken by the Partnership or any of its Affiliates the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Partnership or any of its Affiliates. The Partnership may refuse to issue or deliver the Common Units or the proceeds from the sale of Common Units, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.](1)

13.                               Dispute Resolution.

(a)                                 The exclusive remedy for determining any and all disputes, claims or causes of action, in law or equity, arising out of or related to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof will, to the fullest extent permitted by law, be determined by: (i) the dispute resolution provisions in any employment, consulting agreement, or similar agreement, between the Partnership or any of its Affiliates and the Participant or, if none, (ii) the Partnership’s or any of its Affiliates’ mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment or service with the Partnership or, if none, (iii) by final, binding and confidential arbitration in [Los Angeles, California][New York, New York], before one arbitrator, conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successor.  If disputes are settled pursuant to prong (iii) of this Section 13, Section 13(b) shall apply.

(b)                                 Disputes shall be resolved in accordance with the Federal Arbitration Act, 9 U.S.C. §§1—16, and JAMS’ Employment Arbitration Rules and Procedures then in effect.  The arbitrator will have the same, but no greater, remedial authority than would a court of law and shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award.  Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  This agreement to resolve any disputes by binding arbitration extends to claims by or against the Partnership or any of its Affiliates or any of their respective past or present representatives and applies to claims arising out of federal, state and local laws, including claims of alleged discrimination on any basis, as well as to claims arising under the common law.  The prevailing party in any such arbitration proceeding, as determined by the arbitrator, or in any proceeding to enforce the arbitration award, will be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including the arbitrator’s compensation), expenses and attorneys’ fees.  If no party entirely prevails in such arbitration or proceeding, the arbitrator or court shall apportion an award of such fees based on the relative success of each party.  In the event of a conflict between this provision and any provision in the applicable rules of JAMS, the provisions of this Agreement will prevail.

(1)  Confirm with accountants that this does not result in adverse accounting consequences (e.g., variable accounting).

14.                               Section 409A.

The Restricted Units are intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided, that the Partnership does not guarantee to the Participant any particular tax treatment of the Restricted Units.  In no event whatsoever shall the Partnership be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.

15.                               Miscellaneous.

(a)                                 Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)                                 Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

(c)                                  Counterparts; Electronic Acceptance.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), all of which taken together shall constitute one contract.  Alternatively, this Agreement may be granted to and accepted by the Participant electronically.

(d)                                 Interpretation.  Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or the Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to the Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

(e)                                  No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(f)                                   Waiver.  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

16.                               Language.

If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.                               NO ACQUIRED RIGHTS.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE PARTNERSHIP MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED UNITS MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE PARTNERSHIP; (C) NO PAST GRANTS OR AWARDS (INCLUDING THE RESTRICTED UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER; (D) THE PLAN AND THE AGREEMENT DO NOT FORM PART OF THE TERMS OF THE PARTICIPANT’S EMPLOYMENT; AND (E) BY PARTICIPATING IN THE PLAN AND RECEIVING AN AWARD PURSUANT TO THIS AGREEMENT, THE PARTICIPANT WAIVES ALL RIGHTS TO COMPENSATION FOR ANY LOSS IN RELATION TO THE PLAN OR THIS AGREEMENT, INCLUDING ANY LOSS OF RIGHTS IN ANY CIRCUMSTANCES INCLUDING TERMINATION OF EMPLOYMENT.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ARES MANAGEMENT, L.P.

By:
Name:
Title:

Participant Name: